Exhibit 10.31

                                Promissory Note
                             Due October 17, 2005

      EDWIN JACOBSON, of Chicago, Illinois ("Jacobson"), for value received, hereby promises to pay to the order of CMC HEARTLAND PARTNERS, a partnership organized under the Delaware Uniform Partnership Law ("CMC Heartland"), or lawful assignee (CMC Heartland or lawful assignee is referred to herein as the "Holder"), on October 17, 2005, the sum of Three Hundred Seventy-Five Thousand Dollars ($375,000) and to pay interest thereon, from the date hereof, quarterly on March 31, June 30, September 30 and December 31 in each year, at the rate of eleven percent (11%) per annum. Interest shall be computed on the basis of a 365 or 366 day year and actual days elapsed.

      Jacobson shall be entitled, at his option, to prepay all or any portion of this Note, including all accrued interest thereon, by providing irrevocable written notice of his election to prepay this Note. Such notice shall be sent to CMC Heartland at its principal office in Chicago, Illinois, and shall include the date on which the Note (or any portion thereof) shall be paid and the amount (if less than all of the Note) to be prepaid. In the event CMC Heartland is to make any incentive compensation payment to Jacobson pursuant to Section 3(b) of the Employment Agreement between CMC Heartland and Jacobson dated December 20, 1999, as amended, Jacobson shall be obligated to apply forty percent (40%) of the incentive compensation payment to a prepayment of this Note. Upon payment in full of this Note, the Holder of this Note shall surrender the Note to Jacobson at the principal office of CMC Heartland in Chicago, Illinois. To the extent that less than all of the Note is prepaid at any time, the Holder shall mark on the face of this Note the amount of principal prepaid. All repayments shall first be applied to accrued interest and the balance to principal. Once prepaid, no interest shall thereafter accrue on any principal which is so prepaid.

      Payment of the principal of and interest on this Note will be made to the Holder of this Note at the principal office of CMC Heartland in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      Jacobson represents and warrants to the Holder that (a) this Note is a valid and binding agreement, enforceable according to his terms; (b) the execution, delivery and performance of his obligations under this Note do not create any default under any other agreement to which he is a party; (c) he has paid all applicable income and property taxes of whatever kind which are due;
(d) immediately following the borrowing under this Note, he will be able to pay his known and reasonably anticipated debts as they mature and will have assets which will have a fair saleable value greater than the amount of his indebtedness; and (e) the loan evidenced by this Note is a business loan and is transacted solely for the purpose of using the loan proceeds for a business purpose.

      All sums due hereunder shall, at the sole option of the Holder (except in the case of the occurrence of an event described in clause (4), (5) or (6), in which event such sum shall automatically, without further action, become immediately due and payable), become due on demand and immediately become due and

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



payable upon such demand, upon written notice to Jacobson, upon the occurrence of any of the following events (each, an "Event of Default"):

                  (1) Jacobson shall fail to make any payment of interest on this Note at the time such payment is due and such failure to pay shall continue for five days or Jacobson shall fail to make any payment of principal on this Note at the time such payment is due; or

                  (2) Jacobson shall default in the due performance and observance of any term, covenant or agreement contained in this Note and such default shall continue unremedied for a period of thirty (30) days after notice thereof shall have been given to Jacobson by the Holder, provided, however, that if such default cannot be cured within such 30-day period, all sums due hereunder shall not become due and payable if Jacobson is diligently and in good faith proceeding to cure such default and such default is cured within sixty (60) days after the notice thereof from the Holder to Jacobson; or

                  (3) Jacobson shall default in any payment of principal of or interest on any loan to Jacobson by banks or other financial institutions ("Bank Debt") beyond any period of grace provided with respect thereto, or shall default in the performance of any agreement, term or condition contained in any agreement under which any Bank Debt is created (or if any other default under any such agreement shall occur and be continuing) if the effect of such default is to cause, or to permit the holder or holders of any Bank Debt (or a trustee on behalf of such holder or holders) to cause, such Bank Debt to become due prior to its stated maturity and such default shall continue for more than 30 days without being cured or waived by the lender under the applicable Bank Debt; or

                  (4) a receiver, liquidator or trustee for Jacobson or of any property of Jacobson shall be appointed by court order and such order shall remain unstayed and in effect for more than 60 days; or Jacobson shall be adjudged bankrupt or insolvent; or any of the property of Jacobson shall be restrained, attached, or sequestered by court order or become subject to any levy of any court and such order shall remain unstayed and in effect for more than 60 days; or a petition under any bankruptcy, reorganization, arrangement, moratorium, or insolvency law or code or other debtor relief proceedings shall be filed against Jacobson and shall not be dismissed within 60 days after such filing or an order for relief shall be entered against Jacobson; or

                  (5) Jacobson shall file a petition in voluntary bankruptcy or requesting relief under any provision of any bankruptcy, reorganization, or insolvency law or shall consent to the filing of any petition against him under any such law or code; or

                  (6) Jacobson shall make an assignment for the benefit of his creditors or consent to the appointment of a receiver, trustee, or liquidator for Jacobson or of all or any part of the property of Jacobson; or

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




                  (7) final judgments for payment of money aggregating in excess of $100,000 shall be outstanding against Jacobson and any one of such judgments shall have been outstanding for more than 60 days from the date of its entry and shall not have been discharged in full or stayed.

      The existence or continuation of any Event of Default shall be irrespective of whether such Event of Default or the underlying facts shall have come about voluntarily or involuntarily or shall be beyond Jacobson's control or shall have come about or been effected by operation of law or pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body.

      The obligation of Jacobson hereunder to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed is absolute and unconditional.

      Jacobson acknowledges and agrees that CMC Heartland has the right to off-set against his obligations under this Note forty percent (40%) of incentive compensation payments under Section 3(b) of Jacobson's Employment Agreement with CMC Heartland, dated December 20, 1999, as amended.

      This Note is transferable, in whole or in part, by the Holder hereof.

      Jacobson may treat the bearer of this Note, as the absolute owner hereof and thereof for all purposes, whether or not this Note or any payment thereon be overdue, and he shall not be affected by notice to the contrary.

      If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

      Jacobson agrees to pay all costs, including attorneys' fees, reasonably incurred by the Holder hereof in enforcing payment hereof and hereby waives to the fullest extent permitted by law, all right to plead any statute of limitation as a defense to any action hereunder.

      Jacobson hereby waives presentment for payment, demand, notice of dishonor and protest of this Note and agrees that none of its terms or provisions may be waived, altered, modified or amended except as the Holder hereof may consent thereto in writing duly signed by such Holder or its authorized agent.


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


      This Note shall be governed by, and construed in accordance with the laws of the State of Delaware in all respects, including matters of construction, validity and performance, without giving any effect to any choice of law or conflict of law, rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware. Jacobson and the Holder agree to jurisdiction and venue in the State of Delaware and with respect to any judicial proceeding in the State of Delaware may be served with legal process by registered or certified mail, return receipt requested, postage and charges prepaid, addressed, with respect to the Holder, to the Holder at the principal office of CMC Heartland in Chicago, Illinois and, with respect to Jacobson, to him at his address set forth below or such other address designated by Jacobson by written notice delivered to the Holder.

      IN WITNESS WHEREOF, Jacobson has caused this Note to be duly executed as of the 17th day of October, 2000.


                                          ___________________________________
                                          Edwin Jacobson

                                          Address:    161 East Chicago Avenue
                                                      Apartment 43H
                                                      Chicago, Illinois 60611














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